                                                                   EXHIBIT 23.11

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated May 8, 1997 on the combined financial statements of Knight Quality Stations included in or made a part of this registration statement.

                                        ARTHUR ANDERSEN LLP

Boston, Massachusetts

August 4, 1997